Exhibit 32.2

Certification Pursuant to 18U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350 (as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002), I, Timothy C. Clayton, the Chief Financial Officer of Tile Shop Holdings, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: February 28, 2014	/s/ TIMOTHY C. CLAYTON

Timothy C. Clayton,
Chief Financial Officer